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                   [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement of Western Resources, Inc. to offer an exchange of common stock with Kansas City Power & Light Company, of our reports dated January 26, 1996, incorporated by reference and included in Western Resources, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement and related prospectus.

                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Kansas City, Missouri

July 3, 1996